Exhibit 99.1
Blackbaud, Inc. Announces Record Second Quarter 2005 Results
CHARLESTON, S.C.— July 27, 2005—Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its second quarter 2005.
For the quarter ended June 30, 2005, Blackbaud reported total revenue of $42.8 million, an increase of 20% compared with the second quarter of 2004. License revenue increased 14% to $8.3 million, services revenue increased 27% to $14.1 million, and maintenance and subscriptions revenue increased 18% to $19.1 million over the comparable period.
Robert J. Sywolski, Chief Executive Officer of Blackbaud, stated, “We are very pleased with our record second quarter results, highlighted by revenue growth that was at its highest level in 5 years. Nonprofit organizations are increasingly turning to technology as a way to enhance their fundraising activities and improve efficiency, and Blackbaud is the clear market leader with 13,000 customers and the industry’s broadest and most comprehensive suite of solutions.” Sywolski added, “Our flagship Raisers Edge product continued to pace the solid growth of our ’core solutions’ while the rapid growth of our Patron Edge product and our Internet offerings helped to drive our ’new solutions’ to over 20% of sales for the first time in the Company’s history.”
Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (GAAP), were $9.0 million and $8.5 million, respectively, for the second quarter 2005 compared with income from operations of $9.1 million and net income of $5.3 million in the same period last year. GAAP diluted earnings per share were $0.18 for the quarter ended June 30, 2005, compared with $0.12 in the same period last year.
Pro forma income from operations and net income, which exclude stock-based compensation expense, certain adjustments to the deferred tax asset, costs of the Company’s initial public offering in 2004 and amortization of intangibles arising from business combinations, were $12.3 million and $7.8 million, respectively, compared with $10.6 million and $6.5 million in the same period last year. This represents growth of 16% in pro forma income from operations and 21% growth in pro forma net income, while pro forma earnings per share were $0.16 for the quarter ended June 30, 2005. A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Cash from operations for the first half of 2005 was $19.3 million, an increase of 19% on a year-over-year basis. Blackbaud had cash and cash equivalents of $50.4 million at June 30, 2005, an increase from the $43.3 million level at the end of the prior quarter. As previously announced, in July the Company used $43 million of its cash to repurchase shares of its common stock in a self-tender offer.
Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “The second quarter was important for Blackbaud and its stockholders on a couple of fronts. First of all, our proven and predictable business model based on high transaction volume and recurring revenue sources helped us to deliver our 5th consecutive quarter of growth and profitability as a public company. This is an impressive accomplishment considering the challenges many software vendors have faced over this time period. Secondly, we were able to use our strong operating cash flow, which aggregated $46.6 million over the last 12 months, to complete a self-tender offer that was beneficial to all stockholders. The self-tender should be accretive to future earnings per share and will reduce the ownership concentration of our largest stockholder.”

Capital Management
Blackbaud announced today that its Board of Directors has declared a third quarter dividend of $0.05 per share payable on August 30 to stockholders of record on August 15. In addition, Blackbaud’s Board of Directors has reinstituted the Company’s share repurchase program and approved the repurchase of up to $35 million of the Company’s common stock in accordance with the requirements of the Securities and Exchange Commission. The shares may be purchased from time to time on the open market, in privately negotiated transactions or otherwise, depending on market conditions and other factors, all in accordance with the requirements of applicable law. The stock buyback plan does not obligate the Company to acquire any specific number of shares and may be discontinued at any time. The Company may begin making purchases under the share buyback as early as of August 2.
Conference Call Details
Blackbaud will host a conference call today, July 27, 2005, at 5:00 p.m. (EDT) to discuss the Company’s financial results and related matters. To access this call, dial 800-811-8830 (domestic) or 913-981-4904 (international). A replay of this conference call will be available through August 3, 2005, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 8026804. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.
About Blackbaud
Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. Approximately 13,000 organizations — including the American Red Cross, Bowdoin College, the Chesapeake Bay Foundation, the Crohn’s & Colitis Foundation of America, the Detroit Zoological Society, Episcopal High School, Help the Aged, the New York Philharmonic and United Way of America — use Blackbaud products and consulting services for fundraising, financial management, business intelligence and school administration. Blackbaud’s solutions include The Raiser’s Edge®, The Financial Edge™, The Education Edge™, The Patron Edge ™, Blackbaud® NetCommunity™, The Information Edge™, WealthPoint™ and ProspectPoint™, as well as a wide range of consulting and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and also has operations in Toronto, Ontario; Glasgow, Scotland; and Sydney, Australia.
Blackbaud, the Blackbaud logo, The Raiser’s Edge, The Financial Edge, The Education Edge, The Information Edge, The Patron Edge, Blackbaud NetCommunity, WealthPoint and ProspectPoint are trademarks or registered trademarks of Blackbaud, Inc.
Forward-looking Statements
Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause actual results to differ materially from these forward-looking statements include the following: continued success in sales growth; risks related to our proposed dividend and stock repurchase programs, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; adoption of our products and services by nonprofits; uncertainty regarding increased business and renewals from existing customers; risk associated with product concentration; lengthy sales and implementation cycles; economic conditions and seasonality; competition; risks associated with management of growth; risks associated with acquisitions; technological changes that make our products and services less competitive; the ability to attract and retain key personnel; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud’s investor relations department.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes pro forma gross margin, pro forma operating income and margin, pro forma net income and pro forma earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with the Blackbaud’s IPO (completed on July 22, 2004), amortization of intangibles arising from business combinations, stock option compensation expense and certain adjustments to the deferred tax asset.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.
INVESTOR CONTACT:
Tim Dolan
Integrated Corporate Relations
203-682-8200
MEDIA CONTACT:
Megan McDonnell
Integrated Corporate Relations
203-682-8200
SOURCE: Blackbaud, Inc.

BLACKBAUD, INC.
BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2005	2004

Assets
Current assets:
Cash and cash equivalents	$50,444	$42,144
Accounts receivable, net of allowance of $1,399 and $1,420, respectively	27,541	19,580
Prepaid expenses and other current assets	1,443	1,806
Deferred tax asset, current portion	1,069	542

Total current assets	80,497	64,072
Property and equipment, net	6,714	7,199
Deferred tax asset	80,983	87,522
Goodwill	1,974	1,673
Intangible assets, net	235	—
Deferred financing fees, net	109	133
Other assets	11	209

Total assets	$170,523	$160,808

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$2,675	$2,653
Current portion of capital lease obligations	—	44
Accrued expenses and other current liabilities	9,905	16,019
Deferred revenue	57,795	51,593

Total current liabilities	70,375	70,309
Long-term deferred revenue	890	710

Total liabilities	71,265	71,019

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 44,446,035 and 42,549,056 shares issued at June 30, 2005 and December 31, 2004, respectively	44	43
Additional paid-in capital	60,089	55,292
Deferred compensation	(700)	(1,064)
Treasury stock, at cost; 861,076 shares at June 30, 2005	(10,630)	—
Accumulated other comprehensive income	195	355
Retained earnings	50,260	35,163

Total stockholders’ equity	99,258	89,789

Total liabilities and stockholders’ equity	$170,523	$160,808

BLACKBAUD, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

Revenue
License fees	$8,304	$7,293	$14,772	$12,370
Services	14,112	11,090	25,584	20,663
Maintenance and subscriptions	19,150	16,192	37,679	32,025
Other revenue	1,242	974	2,176	1,928

Total revenue	42,808	35,549	80,211	66,986

Cost of revenue
Cost of license fees	1,146	835	2,091	1,493
Cost of services (of which $83, $273, $174 and $567 in the three months ended June 30, 2005 and 2004 and the six months ended June 30, 2005 and 2004, respectively, was stock option compensation expense)	7,190	5,952	13,783	11,552
Cost of maintenance and subscriptions (of which $11, $25, $22 and $62 in the three months ended June 30, 2005 and 2004 and the six months ended June 30, 2005 and 2004, respectively, was stock option compensation expense)	2,927	2,855	5,871	5,586
Cost of other revenue	1,228	915	2,044	1,775

Total cost of revenue	12,491	10,557	23,789	20,406

Gross profit	30,317	24,992	56,422	46,580

Sales and marketing	8,794	7,155	16,476	13,293
Research and development	5,284	4,428	10,331	8,704
General and administrative	4,006	3,121	7,841	6,054
Amortization	—	—	—	32
Costs of initial public offering	—	700	—	1,650
Stock option compensation	3,226	526	(4,516)	1,193

Total operating expenses	21,310	15,930	30,132	30,926

Income from operations	9,007	9,062	26,290	15,654
Interest income	327	29	580	54
Interest expense	(12)	(37)	(25)	(250)
Other income (expense), net	109	(3)	(2)	346

Income before provision for income taxes	9,431	9,051	26,843	15,804
Income tax provision	896	3,708	7,449	6,464

Net income	$8,535	$5,343	$19,394	$9,340

Earnings per share
Basic	$0.19	$0.13	$0.45	$0.22
Diluted	$0.18	$0.12	$0.40	$0.20
Common shares and equivalents outstanding
Basic weighted average shares	43,869,796	42,490,790	42,958,761	42,450,873
Diluted weighted average shares	48,675,998	46,359,016	48,097,775	46,312,168

Summary of stock option compensation expense (benefit)
Cost of services	$83	$273	$174	$567
Cost of maintenance and subscription revenue	11	25	22	62

Total cost of revenue	94	298	196	629
Sales and marketing	70	222	144	476
Research and development	42	142	97	316
General and administrative	3,114	162	(4,757)	401

Total operating expense	3,226	526	(4,516)	1,193

Total stock option compensation expense (benefit)	$3,320	$824	($4,320)	$1,822

BLACKBAUD, INC.
STATEMENTS OF CASH FLOWS
(In thousands)

	Six months ended June 30,
	2005	2004

Cash flows from operating activities
Net income	$19,394	$9,340
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,359	1,297
Provision for doubtful accounts and sales returns	694	607
Stock option compensation (benefit) expense	(3,881)	1,822
Amortization of deferred financing fees	24	156
Deferred taxes	6,012	4,248
Benefit on exercise of stock options	3,631	—
Changes in assets and liabilities, net of acquisition
Accounts receivable	(8,846)	(8,962)
Prepaid expenses and other assets	569	(278)
Trade accounts payable	28	344
Accrued expenses and other current liabilities	(6,021)	232
Deferred revenue	6,365	7,483

Total adjustments	(66)	6,949

Net cash provided by operating activities	19,328	16,289

Cash flows from investing activities
Purchase of property and equipment	(890)	(1,188)
Purchase of net assets of acquired company	(497)	(66)

Net cash used in investing activities	(1,387)	(1,254)

Cash flows from financing activities
Repayments on long-term debt and capital lease obligations	(44)	(5,068)
Proceeds from exercise of stock options	5,411	480
Purchase of treasury stock	(10,630)	—
Dividend payments to stockholders	(4,297)	—

Net cash used in financing activities	(9,560)	(4,588)

Effect of exchange rate on cash and cash equivalents	(81)	(304)

Net increase in cash and cash equivalents	8,300	10,143
Cash and cash equivalents, beginning of period	42,144	6,708

Cash and cash equivalents, end of period	$50,444	$16,851

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	1	43
Taxes	2,671	1,325

BLACKBAUD, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

GAAP revenue	$42,808	$35,549	$80,211	$66,986

GAAP gross margin	$30,317	$24,992	$56,422	$46,580

Pro forma adjustments:
Amortization of deferred stock compensation	94	298	196	629

Pro forma gross profit	$30,411	$25,290	$56,618	$47,209

Pro forma gross margin	71%	71%	71%	70%

GAAP income from operations	$9,007	$9,062	$26,290	$15,654
Pro forma adjustments:
Amortization of deferred stock compensation expense (benefit)	3,320	824	(4,320)	1,822
Costs of initial public offering	—	700	—	1,650
Amortization of intangibles from business combinations	—	—	—	32

Total pro forma adjustments	3,320	1,524	(4,320)	3,504

Pro forma income from operations	$12,327	$10,586	$21,970	$19,158

Pro forma operating margin	29%	30%	27%	29%

GAAP net income	$8,535	$5,343	$19,394	$9,340
Pro forma adjustments:
Total pro forma adjustments affecting income from operations	3,320	1,524	(4,320)	3,504
Tax impact related to pro forma adjustments	(4,077)	(416)	(1,335)	(1,067)

Pro forma net income	$7,778	$6,451	$13,739	$11,777

GAAP shares used in computing diluted income per share	48,676	46,359	48,098	46,312
Pro forma adjustments:
Incremental shares related to stock options	(1,350)	(573)	(1,433)	(543)

Shares used in computing pro forma earnings per diluted share	47,326	45,786	46,665	45,769

Pro forma earnings per diluted share	$0.16	$0.14	$0.29	$0.26